Exhibit 10.38

EXECUTION COPY

PUT-CALL RIGHT AGREEMENT

THIS PUT-CALL RIGHT AGREEMENT (this “Agreement”) is entered into as of December 22, 2017 (the “Effective Date”), by and among CLAUDINE PROPCO LLC, a Delaware limited liability company (“VICI”), and VEGAS DEVELOPMENT LAND OWNER LLC, a Delaware limited liability company (“Parcel 1 Owner”) and 3535 LV NEWCO, LLC, a Delaware limited liability company (“Parcel 2 Owner” and with Parcel 1 Owner, collectively “Owner”). VICI and Owner are together referred to herein as the “Parties”, and each individually, a “Party”.

RECITALS:

A. Parcel 1 Owner is the owner of certain parcels of real property together with the real property improvements thereon (together with related fixtures and other related property) located in Clark County, Nevada, as more particularly described on Exhibit A-1 attached hereto (collectively, the “Designated Land Parcel 1”).

B. Parcel 2 Owner is the owner of certain parcels of real property together with the real property improvements thereon (together with related fixtures and other related property) located in Clark County, Nevada, as more particularly described on Exhibit A-2 attached hereto (collectively, the “Designated Land Parcel 2” and with the Designated Land Parcel 1, collectively the “Designated Land”).

C. On even date herewith, Claudine Property Owner LLC, a Delaware limited liability company (“HLV Buyer”), an Affiliate of VICI, acquired from Harrah’s Las Vegas, LLC, a Nevada limited liability company (“HLV Seller”), an Affiliate of Owner, all of the membership interests in VICI, the owner of that certain parcel of real property and the buildings and other improvements constructed thereon, and fixtures and certain other property interests related thereto, commonly known as Harrah’s Las Vegas Hotel & Casino, having an address of 3475 South Las Vegas Boulevard, Clark County, Nevada (collectively, the “HLV Property”), pursuant to the terms and conditions of that certain Purchase and Sale Agreement, dated as of November 29, 2017 (the “HLV Property PSA”).

D. On even date herewith, VICI leased to HLV Seller (also referred to herein as “HLV Tenant”) the HLV Property, pursuant to the terms and conditions of that certain Amended and Restated Lease by and between VICI, as landlord, and HLV Tenant, as tenant (as further amended, supplemented or otherwise modified from time to time (other than pursuant to the HLV Lease Amendment), the “HLV Lease”).

E. Owner is considering demolishing some or all of the improvements that are located on the Designated Land as of the date hereof and is considering constructing a Convention Center on the Eastside Convention Center Land (as defined below) (the “Eastside Convention Center”). The Eastside Convention Center, together with the Eastside Convention Center Land and all buildings, fixtures and improvements located thereon and all real property rights and interests relating thereto are referred to, collectively, as the “Eastside Convention Center Property”.

F. Subject to the satisfaction of certain conditions and upon the terms set forth herein, the Parties desire for (i) Owner to have the right to require VICI to purchase the Eastside Convention Center Property from Owner, and if VICI does not perform such obligation, for Owner to have the right to acquire the HLV Property from VICI, and (ii) if Owner does not exercise the right to require VICI to purchase the Eastside Convention Center Property from Owner, for VICI to have the right to require Owner to sell the Eastside Convention Center Property to VICI, all on and subject to the terms and conditions set forth in this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Access Provisions” means the following:

(1) VICI, at its cost, may conduct such surveys and non-invasive investigations and inspections of the Eastside Convention Center Property (collectively “Inspections”) as VICI elects in its sole discretion and Owner, at reasonable times, shall provide reasonable access to the Eastside Convention Center Property to VICI and VICI’s consultants and other representatives for such purpose. VICI’s right to perform the Inspections shall be subject to and will not unreasonably interfere with or disturb the rights of tenants, guests and customers at the Eastside Convention Center Property and the Inspections shall not unreasonably interfere with Owner’s business operations. VICI and its agents, contractors and consultants shall comply with Owner’s reasonable requests with respect to the Inspections to minimize such interference. VICI will cause each of VICI’s consultants that will be performing such tests and inspections (other than purely visual inspections) to provide (as a condition to performing such Inspections) proof of commercial general liability insurance on an occurrence form with limits of not less than One Million Dollars ($1,000,000.00) per occurrence and Five Million Dollars ($5,000,000.00) aggregate limit bodily injury, death and property damage per occurrence shall be provided to Owner.

(2) In connection with such access, VICI shall be deemed to agree to indemnify and hold harmless Owner from and against any loss that Owner shall incur as the result of the acts of VICI or VICI’s representatives or consultants in conducting physical diligence with respect to the Eastside Convention Center Property, or, in the case of physical damage to the Eastside Convention Center Property resulting from such physical diligence, for the reasonable cost of repairing or restoring the Eastside Convention Center Property to substantially its condition immediately prior to such damage (unless VICI promptly shall cause such damage to be repaired or restored); provided, however, (i) the foregoing indemnity and agreement to hold Owner harmless shall not apply to, and VICI shall not be liable or responsible for, (A) the discovery of any fact or circumstance not caused by VICI or its representatives or consultants (except to the extent VICI exacerbates such fact or circumstance), (B) any pre-existing condition (except to the extent VICI exacerbates such pre-existing condition), or (C) the negligence or willful misconduct of Owner, any of Owner’s Affiliates or any of their respective agents, employees, consultants or representatives and (ii) in no event shall VICI be liable for any consequential, punitive or special damages; provided that, for the avoidance of doubt, such waiver of consequential, punitive and special damages shall not be deemed a waiver of damages that Owner is required to pay to a party other than Owner or an Affiliate of Owner in respect of consequential, punitive or special damages.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In no event shall Owner or any of its Affiliates, on the one hand, or VICI or any of its Affiliates, on the other hand, be deemed to be an Affiliate of the other Party as a result of this Agreement or other agreements or arrangements between such Parties.

“Amended HLV Lease” means the Lease, as amended by the HLV Lease Amendment.

“Arbitration Panel” shall have the meaning set forth in Section 6 hereof.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in the City of Las Vegas, Nevada, or in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

“Call Right” means VICI’s right to require Owner to sell the Convention Center Property to VICI and simultaneously lease the Convention Center Property back from VICI subject to and in accordance with the terms and conditions of this Agreement.

“Call Right HLV Lease Amendment Rent” means the greater of (a) the lesser of (i) the quotient of the Project Costs divided by thirteen (13) and (ii) the amount of annual Rent for the Convention Center that would be required to be paid under the Amended HLV Lease to meet a Combined Rent Coverage Ratio of 1.75:1.00, and (b) Twenty-Five Million and 00/100 Dollars ($25,000,000.00), which is the amount of Rent per annum to be attributable to the Convention Center Property in the event the Call Right is exercised; provided that, for the avoidance of doubt, the Call Right HLV Lease Amendment Rent and the Rent (including Variable Rent, as defined in the HLV Lease) will be calculated without taking into account Net Revenue (as defined in the HLV Lease) produced by the Eastside Convention Center; provided, further, under the Amended HLV Lease, the Call Right HLV Lease Amendment Rent shall increase annually by one percent (1%) of the amount of the Call Right HLV Lease Amendment Rent at the end of each Lease Year following the Lease Year during which the Closing Date occurs.

“Call Right Property Package” shall have the meaning set forth in Section 5(b).

“Call Right Property Package Request” shall have the meaning set forth in Section 5(b).

“Call Right Purchase Price” means the product of (a) thirteen (13) and (b) the Call Right HLV Lease Amendment Rent.

“Call Right Rent Coverage Condition” means the Combined Rent Coverage Ratio will be no less than 1.75 to 1.

“Capital Expenditures” means the sum of all expenditures actually paid by or on behalf of Owner, on a consolidated basis, to the extent capitalized in accordance with GAAP.

“Capital Improvement” means the initial construction of the Convention Center to the extent that the costs of such activity are or would be capitalized in accordance with GAAP.

“Closing Date” means the date upon which the Eastside Convention Center Property shall be conveyed to VICI and leased back to Lessee, either pursuant to the Put Right or Call Right, as applicable, in accordance with the terms hereof, or the date upon which the HLV Property shall be conveyed to Owner pursuant to the HLV Repurchase Right, in accordance with the terms hereof.

“Combined Rent Coverage Ratio” means the ratio of the sum of EBITDAR of the HLV Tenant solely derived from the HLV Property plus EBITDAR of Owner solely derived from the Eastside Convention Center Property, in each case, for the most recently ended four consecutive Fiscal Quarter period for which Financial Statements are available as of the date of Owner’s exercise of the Put Right or VICI’s exercise of the Call Right, as the case may be (and as calculated based upon such Financial Statements) to the Rent that will be payable under the Amended HLV Lease for same the period commencing on the Closing Date and ending on the first anniversary of the Closing Date (assuming that annual Rent attributable to the Eastside Convention Center Property is the Put Right HLV Lease Amendment Rent or the Call Right HLV Lease Amendment Rent, as the case may be).

“Control” (including the correlative meanings of the terms “Controlled by” and “under common Control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests, other equity interests or otherwise.

“Convention Center” shall mean a convention, conference, meeting, exposition and/or exhibition center or similar building or group of related buildings.

“Convention Center Construction Conditions” shall mean with respect to any given Convention Center: (a) such Convention Center shall be the Eastside Convention Center; or (b) such Convention Center shall contain not more than 125,000 usable square feet of convention, conference, meeting, exposition and/or exhibition space. For the avoidance of doubt, if any Convention Center containing not more than 125,000 usable square feet is constructed after the date hereof, and such Convention Center is subsequently expanded or combined with another Convention Center that is constructed after the date hereof such that the aggregate usable square footage of convention, conference, exposition, meeting and/or exhibition space in such Convention Center(s) which are operated together exceeds 125,000, then the Convention Center Conditions shall not be deemed to have been satisfied.

“Development Interests” shall mean Use Rights that are in the good faith judgment of Owner commercially appropriate for the development or operation of the Eastside Convention Center.

“Eastside Convention Center” shall have the meaning set forth in the recitals hereto.

“Eastside Convention Center Property” shall have the meaning set forth in the recitals hereto.

“Eastside Convention Center Land” means that portion of the Designated Land upon which (i) the Eastside Convention Center and (ii) all parking improvements, sidewalks, landscaped areas and walkways that are constructed primarily to serve, or that are legally required to be constructed (such as to meet mandatory set-back requirements) as a condition to the construction of, the Eastside Convention Center, are located.

“EBITDAR” means, for any applicable twelve (12) month period, the consolidated net income or loss of a Person on a consolidated basis for such period, determined in accordance with GAAP, provided, however, that without duplication and in each case to the extent included in calculating net income (calculated in accordance with GAAP): (i) income tax expense shall be excluded; (ii) interest expense shall be excluded; (iii) depreciation and amortization expense shall be excluded; (iv) amortization of intangible assets shall be excluded; (v) write-downs and reserves for non-recurring restructuring-related items (net of recoveries) shall be excluded; (vi) reorganization items shall be excluded; (vii) any impairment charges or asset write-offs, non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations, and non-cash charges for deferred tax asset valuation allowances, shall be excluded; (viii) any effect of a change in accounting principles or policies shall be excluded; (ix) any non-cash costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement shall be excluded; (x) any nonrecurring gains or losses (less all fees and expenses relating thereto) shall be excluded; (xi) rent expense shall be excluded (provided, for the avoidance of doubt, “rent expense” does not include Additional Charges (as defined in the Amended HLV Lease)); and (xii) the impact of any deferred proceeds resulting from failed sale accounting shall be excluded. In connection with any EBITDAR calculation made pursuant to this Agreement or any determination or calculation made pursuant to this Agreement for which EBITDAR is a necessary component of such determination or calculation, (i) promptly following request therefor, Owner shall provide VICI with all supporting documentation and backup information with respect thereto as may be reasonably requested by VICI, (ii) such calculation shall be as reasonably agreed upon between Owner and VICI, and (iii) if Owner and VICI do not agree within twenty (20) days of either party seeking to commence discussions, the same may be determined by an Arbitration Panel in accordance with and pursuant to the process set forth in Section 6 hereof (clauses (i) through (iii), collectively, the “EBITDAR Calculation Procedures”).

“Financial Statements” means, (i) for a Fiscal Year, statements of a Person’s income, stockholders’ equity and comprehensive income and cash flows for such period and the related consolidated balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year and prepared in accordance with GAAP and audited by a “big four” or other nationally recognized accounting firm, and (ii) for a Fiscal Quarter, consolidated statements of a Person’s income, stockholders’ equity and comprehensive income and cash flows for such period and for the period from the beginning of the Fiscal Year to the end of such period and the related consolidated balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year or Fiscal Quarter, as the case may be, and prepared in accordance with GAAP, together with a certificate, executed by the chief financial officer or treasurer of such Person, certifying that such financial statements fairly present, in all material respects, the financial position and results of operations of such Person in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes).

“Fiscal Quarter” means, with respect to any Person, for any date of determination, a fiscal quarter for each Fiscal Year of such Person.

“Fiscal Year” means the annual period commencing January 1 and terminating December 31 of each year.

“GAAP” means generally accepted accounting principles in the United States consistently applied in the preparation of Financial Statements, as in effect from time to time.

“Gaming Approval Failure” shall mean the failure to obtain all Requisite Gaming Approvals within the Regulatory Period.

“Gaming Authorities” means, collectively, (i) the Nevada Gaming Commission, (ii) the Nevada State Gaming Control Board, (iii) the Clark County Liquor and Gaming Licensing Board, and (iv) any other foreign, federal, state or local governmental entity or authority, or any department, commission, board, bureau, agency, court or instrumentality thereof, regulating gaming activities or related activities.

“Gaming Laws” means all applicable constitutions, treaties, laws, regulations and orders and statutes pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming, gambling or casino activities, including, without limitation, the Nevada Gaming Control Act, as codified in Nevada Revised Statutes Chapter 463, the regulations promulgated thereunder, and the Clark County Code, each as from time to time amended, modified or supplemented, including by succession of comparable successor statutes, and all rules, rulings, orders, ordinances, regulations of any Gaming Authority applicable to the gambling, casino, gaming businesses or activities of the applicable Person or any of its Affiliates in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.

“Geographical Area” shall mean the geographical area bounded by Valley View Blvd. to the West, Russell Rd. to the South, Koval Ln. to the East and Sahara Ave. to the North.

“HLV Lease” shall have the meaning set forth in the recitals hereto.

“HLV Lease Amendment” shall mean the second amended and restated HLV Lease, the form of which is attached hereto as Exhibit B, pursuant to which VICI, as landlord, will lease the Eastside Convention Center Property to Lessee, as tenant.

“HLV Repurchase Election Period” means the period of one (1) year commencing on the date upon which a Put Right Closing Failure occurs and ending on the day immediately preceding the first anniversary thereof.

“HLV Repurchase PSA Modifications” shall mean those terms and conditions set forth on Exhibit D attached hereto.

“HLV Repurchase Right” means Owner’s right to require VICI to sell the HLV Property to Owner in accordance with and subject to the terms and conditions of this Agreement.

“HLV Repurchase Right Purchase Price” means the amount equal to the product of (x) the Rent due under the HLV Lease for the most recently ended four consecutive Fiscal Quarter period for which Financial Statements are available as of the date of Owner’s election to execute the HLV Repurchase Right, and (y) thirteen (13).

“HLV Repurchase Sale Agreement” means a purchase and sale agreement for the purchase and sale of the HLV Property, in materially the same form and on materially the same terms and conditions as the HLV Property PSA, except for the HLV Repurchase PSA Modifications.

“Legal Requirements” means all applicable federal, state, county, municipal and other governmental statutes, laws (including securities laws), rules, policies, guidance, codes, orders, regulations, ordinances, permits, licenses, covenants, conditions, restrictions, judgments, decrees and injunctions, whether now or hereafter enacted and in force, as applicable to any Person or to the Eastside Convention Center Property.

“Lessee” shall mean HLV Tenant or its successor as Tenant under the HLV Lease, which will be the lessee of the Eastside Convention Center Property pursuant to the HLV Lease Amendment.

“Lockout Period” shall mean the period commencing on the Effective Date and ending on the earlier of (a) the end of the VICI Election Period (but only in the event that neither Owner exercised the Put Right nor VICI timely exercises the Call Right pursuant to and in accordance with the terms and provisions of Section 5), or (b) the termination of this Agreement.

“Material Adverse Effect” shall mean any defect in the design or construction of the Eastside Convention Center, any Hazardous Substances (as defined in the Amended HLV Lease) located in, on, under or about the Eastside Convention Center Property or any portion thereof or incorporated therein, any casualty or condemnation with respect to the Eastside Convention Center Property, and/or any violation of any Legal Requirements with respect to the Eastside Convention Center Property that (a) has a material adverse effect on the value of the Eastside Convention Center Property (i.e., will, or are reasonably likely to, individually or in the aggregate, reduce the value of the Eastside Convention Center by more than 15% of the Put Right Purchase Price or Call Right Purchase Price, as applicable), (b) has or would reasonably be expected to have a material adverse effect on Owner’s authority and/or ability to convey title to the Eastside Convention Center Property within the time or otherwise in accordance with the provisions of this Agreement and/or (c) has or would reasonably be expected to have a material adverse effect on the use and/or operation of the Eastside Convention Center Property as a Convention Center, in each case individually or in the aggregate.

“No-Build Period” shall mean the period commencing on the Effective Date and ending on the earliest of (a) the end of the Owner Election Period, (b) the date when Owner or an Affiliate of Owner substantially completes construction of an Eastside Convention Center and satisfies all other Put/Call Convention Center Conditions, or (c) the termination of this Agreement.

“Owner Election Period” means the period of time commencing on the first day of the seventh (7th) Lease Year (as such term is defined in the HLV Lease) and ending on the last day of the seventh (7th) Lease Year under the HLV Lease.

“Owner Guarantor” shall mean the Net Lease Guarantor (as such term is defined in the HLV Property PSA).

“Owner Guaranty” shall mean a Guaranty dated as of the Effective Date by Owner Guarantor in favor of VICI.

“Owner Licensing Event” means: (a) a communication (whether oral or in writing) by or from any Gaming Authority or other action by any Gaming Authority that indicates that such Gaming Authority is likely to find that the association of any member of the Owner Subject Group with VICI or any of its Affiliates is likely to (i) result in a disciplinary action relating to, or the loss of, inability to reinstate or failure to obtain, any registration, application or license or any other rights or entitlements held or required to be held by VICI or any of its Affiliates under any Gaming Law, or (ii) violate any Gaming Law to which VICI or any of its Affiliates is subject; or (b) any member of the Owner Subject Group is required to be licensed, registered, qualified or found suitable under any Gaming Law, and such Person is not or does not remain so licensed, registered, qualified or found suitable within any applicable timeframes required by the applicable Gaming Authority, or, after becoming so licensed, registered, qualified or found suitable, fails to remain so. For purposes of this definition, an “Affiliate” of VICI includes any Person for which VICI or its Affiliate is providing management services. For the avoidance of doubt, it shall not be an Owner Licensing Event if (x) Owner can resolve or cure the Owner Licensing Event within applicable timeframes (for purposes of illustration and not limitation, by terminating any responsible employee) and (y) Owner acts timely to cure the Owner Licensing Event.

“Owner Panel Member” shall have the meaning set forth in Section 6(b).

“Owner Subject Group” means Owner, Owner’s Affiliates and its and their principals, direct or indirect shareholders, officers, directors, agents, employees and other related Persons (including in the case of any trusts or similar Persons, the direct or indirect beneficiaries of such trust or similar Persons), excluding VICI and its Affiliates.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.

“Project Costs” means an amount equal to the sum of (a) the product of (i) all costs actually incurred (including internally allocated costs) by Owner that are capitalized under GAAP in respect of the development, design and construction of the Eastside Convention Center (including any incidental improvements on the Eastside Convention Center Land such as parking improvements, but in each case, only to the extent they service the Eastside Convention Center), but expressly excluding any amounts attributable to land value or land purchase costs, and (ii) 1.03, plus (b) the product of the number of acres of the Eastside Convention Center Land and Four Million Dollars ($4,000,000.00) per acre, all as (x) evidenced by reasonable supporting documentation and (y) certified to in writing by an officer of Owner.

“Put-Call PSA Modifications” shall mean those terms and conditions set forth on Exhibit C attached hereto.

“Put Right” means Owner’s right to require VICI to purchase the Eastside Convention Center Property from Owner and simultaneously lease the Eastside Convention Center Property back to Owner subject to and in accordance with the terms and conditions of this Agreement.

“Put Right Election Notice” shall have the meaning set forth in Section 3(b).

“Put Right HLV Lease Amendment Rent” means the lesser of (a) the quotient of the Project Costs divided by thirteen (13) and (b) the amount of annual Rent for the Convention Center that would be required to be paid under the Amended HLV Lease to meet a Combined Rent Coverage Ratio of 1.75:1.00, which is the amount of Rent per annum to be attributable to the Eastside Convention Center Property in the event the Put Right is exercised; provided that, for the avoidance of doubt, the Put Right HLV Lease Amendment Rent and the Rent (including Variable Rent, as defined in the HLV Lease) will be calculated without taking into account Net Revenue (as defined in the HLV Lease) produced by the Eastside Convention Center; provided, further, under the Amended HLV Lease, the Put Right HLV Lease Amendment Rent shall increase annually by one percent (1%) of the amount of the Put Right HLV Lease Amendment Rent at the end of each Lease Year following the Lease Year during which the Closing Date occurs.

“Put/Call Convention Center Conditions” means each of the following: (1) the Eastside Convention Center shall be constructed; (2) the Eastside Convention Center shall contain at least 250,000 usable square feet of convention, conference, meeting, exposition and/or and exhibition space; (3) Project Costs exceed Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00), (x) evidenced by reasonable supporting documentation and (y) certified to in writing by an officer of Owner; (4) the Eastside Convention Center shall have been constructed in compliance with all applicable Legal Requirements in all material respects, and good construction practices; and (5) all certificates of occupancy (or its local equivalent), and which may include one or more temporary certificates of occupancy, licenses and approvals necessary for use of the Eastside Convention Center as a convention, conference, office, exhibition and meeting facility shall have been issued by the applicable governmental and/or quasi-governmental authorities and remain in full force and effect.

“Put Right Property Package” shall have the meaning set forth in Section 3(b).

“Put Right Purchase Price” means the product of the Put Right HLV Lease Amendment Rent and thirteen (13).

“Regulatory Approval Supporting Information” means information regarding VICI (and, without limitation, its officers and Affiliates) or Owner (and, without limitation, its officers and Affiliates) that is reasonably requested either by Owner from VICI or by VICI from Owner, as the case may be, in connection with obtaining any Requisite Gaming Approvals that may be required in connection with the transactions contemplated by this Agreement.

“Regulatory Period” means the period of time that is two hundred seventy (270) days (or such longer time as may be agreed between Owner and VICI) after the finalization and execution of a Sale Agreement or HLV Repurchase Sale Agreement, as the case may be.

“Rent” shall have the meaning set forth in the Amended HLV Lease.

“Requisite Gaming Approvals” shall mean any necessary licenses, qualifications and approvals from applicable Gaming Authorities required for the exercise of the Put Right, HLV Repurchase Right or Call Right, as the case may be, and the consummation of the transactions contemplated thereby.

“Sale Agreement” means a purchase and sale agreement for the purchase and sale of the Eastside Convention Center Property, in materially the same form and on materially the same terms and conditions as the HLV Property PSA, except for the Put- Call PSA Modifications.

“Third Panel Member” shall have the meaning set forth in Section 6(b).

“Use Rights” shall mean any easements, licenses, space leases, parking rights and other similar agreements.

“VICI Election Period” means the period of time commencing on the first day of the tenth (10th) Lease Year (as such term is defined in the HLV Lease) and ending on the last day of the tenth (10th) Lease Year under the HLV Lease.

“VICI Guarantor” shall mean VICI Properties 1 LLC, a Delaware limited liability company.

“VICI Guaranty” shall mean a Guaranty dated as of the Effective Date by VICI Guarantor in favor of Owner.

“VICI Licensing Event” means: (a) a communication (whether oral or in writing) by or from any Gaming Authority or other action by any Gaming Authority that indicates that such Gaming Authority is likely to find that the association of any member of the VICI Subject Group with Owner or any of its Affiliates is likely to (i) result in a disciplinary action relating to, or the loss of, inability to reinstate or failure to obtain, any registration, application or license or any other rights or entitlements held or required to be held by Owner or any of its Affiliates under any Gaming Law, or (ii) violate any Gaming Law to which Owner or any of its Affiliates is subject; or (b) any member of the VICI Subject Group is required to be licensed, registered, qualified or found suitable under any Gaming Law, and such Person is not or does not remain so licensed, registered, qualified or found suitable within any applicable timeframes required by the applicable Gaming Authority, or, after becoming so licensed, registered, qualified or found suitable, fails to remain so. For purposes of this definition, an “Affiliate” of Owner includes any Person for which Owner or its Affiliate is providing management services. For the avoidance of doubt, it shall not be a VICI Licensing Event if (x) VICI can resolve or cure the VICI Licensing Event within applicable timeframes (for purposes of illustration and not limitation, by terminating any responsible employee) and (y) VICI acts timely to cure the VICI Licensing Event.

“VICI Panel Member” shall have the meaning set forth in Section 6(b).

“VICI Subject Group” means VICI, VICI’s Affiliates and its and their principals, direct or indirect shareholders, officers, directors, agents, employees and other related Persons (including in the case of any trusts or similar Persons, the direct or indirect beneficiaries of such trust or similar Persons), excluding Owner and its Affiliates.

2. Convention Center.

(a) Owner and its Affiliates shall have the right, but not the obligation, to construct a Convention Center anywhere in the Geographical Area, provided, however, during the No-Build Period, neither Owner nor any of Owner’s Affiliates shall construct a new Convention Center (as opposed to expansions of existing Convention Centers existing on the date hereof) anywhere in the Geographical Area unless the Convention Center Construction Conditions with respect to such Convention Center are satisfied. For the avoidance of doubt, this Agreement does not restrict Owner or its Affiliates from building any improvements on the Designated Land and does not require Owner and its Affiliates to build any improvements on the Designated Land. From and after the No-Build Period, the Convention Center Construction Conditions shall cease and Owner and its Affiliates shall have the right, but not the obligation, to construct any Convention Center in the Geographical Area without restriction, but subject to and upon the other terms and conditions of this Agreement including, without limitation, VICI’s Call Right. Nothing contained herein shall affect or be deemed to affect the Parties’ and their Affiliates’ respective rights and obligations under: (i) that certain Amended and Restated Right of First Refusal Agreement dated as of October 6, 2017, between Caesars Entertainment Corporation, a Delaware corporation, and VICI Properties L.P., a Delaware limited partnership, as modified by that certain Amended and Restated ROFR (as such term is defined in the HLV Property PSA), or (ii) any of the Existing Leases (as such term is defined in the HLV Lease).

(b) Notwithstanding anything to the contrary contained herein, during the Lockout Period, Owner shall be prohibited from selling, disposing, conveying or otherwise transferring all or any portion of the Eastside Convention Center Land or permitting the sale, disposition, conveyance or other transfer of any direct or indirect membership, partnership or other equity interest in Owner, including, without limitation, pursuant to a lease of the Designated Land and/or the Eastside Convention Center (other than the granting of any Use Rights) (collectively, “Transfers”), except such prohibition shall not apply to (i) Transfers to Affiliates of Owner or (ii) Transfers to a Person which is not an Affiliate of Owner that acquires (or whose Affiliate acquires) HLV Tenant’s interest in the HLV Property, including, without limitation, any direct or indirect membership, partnership or other equity interest in HLV Tenant so long as during the Lockout Period, the owner of the Eastside Convention Center Property and the tenant of the HLV Lease shall be the same Person or Affiliates of each other; provided, however, the foregoing does not prohibit Owner from granting a deed of trust on any portion of the Eastside Convention Center Property as security for any indebtedness obtained in a bona fide third-party financing that is also secured by a deed of trust on HLV Tenant’s interest in the HLV Property in accordance with the terms of the HLV Lease; provided that a memorandum of this Agreement is recorded in the Clark County real estate records pursuant to Section 7(m) prior to the execution of each such deed of trust. Nothing in this Agreement prohibits Parcel 1 Owner and Parcel 2 Owner from merging with each other or transferring the Eastside Convention Center Land or any portion thereof between Parcel 1 Owner and Parcel 2 Owner.

3. Put Right in Favor of Owner.

(a) Put Right. Provided that (1) the Put/Call Convention Center Conditions have been satisfied, (2) the Eastside Convention Center shall have been operating and capable of fully operating at the time the Put Right is exercised, and there shall be Financial Statements for no less than four consecutive Fiscal Quarters, (3) the HLV Lease shall be in full force and effect, no Tenant Event of Default (as defined in the HLV Lease) shall exist, and no event or circumstance, which with the passage of time would result in a Tenant Event of Default (a “Tenant Default”), shall exist, (4) neither Owner nor any Affiliate of Owner shall then be in material default hereunder, and (5) there is no Material Adverse Effect, then at any time during the Owner Election Period, Owner shall have the right to exercise the Put Right in accordance with the procedures set forth in this Section 3 (all of the foregoing, collectively, the “Put Exercise Conditions”). If any or all of the Put Exercise Conditions are not satisfied, then Owner shall not be entitled to exercise the Put Right.

(b) Requirements of Put Right Property Package. In order to duly and timely exercise the Put Right, subject to satisfaction of the Put Exercise Conditions, Owner shall deliver to VICI a notice (the “Put Right Election Notice”) of Owner’s election to exercise the Put Right, which shall include a package of information (the “Put Right Property Package”), which shall set forth all material information with respect to the Eastside Convention Center Property and the Put Right including, without limitation, the following:

(i)	reasonable evidence that the Put Exercise Conditions have been satisfied;

(ii)	the proposed Sale Agreement, in the condition required by this Agreement, which shall include the Put Right Purchase Price and Closing Date;

(iii)	the proposed HLV Lease Amendment, in the condition required by this Agreement;

(iv)	delivery of the Financial Statements referenced in the definition of Combined Rent Coverage Ratio; and

(v)	a reasonably detailed explanation of the computation of the proposed Put Right Purchase Price and the Put Right HLV Lease Amendment Rent; and

(vi)	due diligence materials of a type that would customarily be provided to a purchaser of properties such as the Convention Center Property and produced by reputable third-party companies reasonably acceptable to VICI, including in any event a recent title report, survey, environmental reports, current tax status and any assessments owed, and information regarding any known litigation or judgment (collectively, “Diligence Materials”).

Promptly upon VICI’s reasonable request therefor, Owner shall provide to VICI additional information reasonably related to the Put Right Property Package, to the extent such information is reasonably available to Owner. Further, following delivery of the Put Right Election Notice, VICI and its consultants and representatives shall have access to the Eastside Convention Center Property pursuant to, and VICI, and its consultants and representatives, shall comply with, the Access Provisions.

(c) Put Right Deadline. If Owner does not deliver a Put Right Election Notice to VICI in accordance with the provisions of Section 3(b) prior to the expiration of the Owner Election Period, TIME BEING OF THE ESSENCE, the Put Right shall automatically terminate and be deemed null and void.

(d) Dispute Regarding Put Right Property Package; Material Adverse Effect. If a Put Right Election Notice and Put Right Property Package are timely delivered by Owner to VICI but VICI either (1) disagrees with Owner’s computation of the Put Right HLV Lease Amendment Rent and/or the Put Right Purchase Price, (2) has comments or revisions to the draft HLV Lease Amendment or Sale Agreement that are required to cause same to comply with the provisions of this Agreement, (3) believes that a condition exists (evidenced through the Diligence Materials or otherwise) that has a Material Adverse Effect, or (4) believes that any or all of the Put Exercise Conditions have not been satisfied, then VICI shall notify Owner thereof within twenty (20) days of VICI’s receipt of the Put Right Property Package (or, if later, such evidence of an alleged Material Adverse Effect or, Tenant Event of Default or Tenant Default). In such event, Owner and VICI shall negotiate in good faith up to a period of thirty (30) days in an effort to reconcile the applicable issue(s). If Owner and VICI are unable to resolve the subject dispute, then Owner may withdraw the Put Right Election Notice (in which case the Put Right may not be exercised again for a period of six (6) months (but in no event after the end of the Owner Election Period)), and if Owner does not withdraw the Put Right Election Notice, the Parties agree that such dispute shall be resolved pursuant to arbitration in accordance with the procedures set forth in Section 6 hereof.

(e) Finalization of Put Right Documents. If a Put Right Election Notice and Put Right Property Package are timely delivered, and (if applicable) any disputes under Section 3(d) above have been resolved, Owner and VICI shall as soon as reasonably practicable (but in all events within ten (10) days thereafter) enter into the Sale Agreement (with a HLV Lease Amendment attached thereto as an exhibit, which HLV Lease Amendment shall be executed upon the consummation of the closing under the Sale Agreement).

(f) Gaming Approvals. If a Gaming Approval Failure occurs, the Put Right shall automatically terminate and be deemed null and void. Each Party shall use good faith,

commercially reasonable efforts in order to timely obtain the Requisite Gaming Approvals that it must obtain for the Put Right transaction, and the other Party shall use good faith, commercially reasonable efforts in order to assist such Party in its efforts to timely obtain such Requisite Gaming Approvals. If there is a dispute among the Parties as to whether good faith, commercially reasonable efforts were used throughout the Regulatory Period, such dispute shall be resolved in accordance with the procedures set forth in Section 6 hereof, and such matter shall be submitted to arbitration in accordance with the procedures set forth in Section 6 hereof within twenty (20) days after the expiration of the Regulatory Period. Each Party, at no material unreimbursed expense to such Party, agrees to reasonably cooperate with the other Party and use commercially reasonable efforts to provide Regulatory Approval Supporting Information that is reasonably requested by the other Party, in such Party’s efforts to obtain any necessary regulatory approvals (including, if necessary Requisite Gaming Approvals).

(g) Closing. The closing of the Put Right transaction shall occur in accordance with the terms of the Sale Agreement. In the event that a Put Right transaction fails to close for any reason other than Owner’s breach or default under this Agreement or under the Sale Agreement or because of a failure of one or more representations or warranties by Seller under the Sale Agreement to be true and correct in all material respects as of the Closing Date (a “Rep Condition Failure”), or due to a Gaming Approval Failure and the Sale Agreement is terminated (any such failure to close for a reason other than such breach or default by Owner, a Rep Condition Failure or Gaming Approval Failure, a “Put Right Closing Failure”), Owner shall have the right to exercise the HLV Repurchase Right in accordance with the procedures set forth in Section 4 hereof. Either VICI or Owner shall have the right, to be exercised within twenty (20) days after the date the alleged Put Right Closing Failure occurs, to submit any dispute related to the failure to close to arbitration in accordance with the procedures set forth in Section 6 hereof in order to obtain a determination of the reason for such failure to close. If the Sale Agreement has been executed between the Parties, from and after such execution the terms and conditions of such Sale Agreement shall govern all disputes between the Parties other than the reason for such failure to close rather than the arbitration procedures set forth in Section 6 hereof.

(h) Failure to Execute Sale Agreement Due To VICI’s Breach. Prior to entering into this transaction, Owner and VICI have discussed the fact that substantial damages will be suffered by Owner if VICI shall breach or default in its obligations under this Section 3 to execute a Sale Agreement if and when required under this Section 3 (a “VICI LD Default”); accordingly, the Parties agree that a reasonable estimate of Owner’s damages in such event is the amount of $9,000,000 (the “Owner Liquidated Damages Amount”). In the event of a VICI LD Default, then, as Owner’s sole and exclusive remedy hereunder, at law, in equity or otherwise (but for the avoidance of doubt, without limiting Owner’s rights to exercise the HLV Repurchase Right in accordance with the procedures set forth in Section 4 hereof) VICI shall pay the Owner Liquidated Damages Amount to Owner as liquidated damages. VICI’s obligation to pay the Owner Liquidated Damages Amount if and when payable hereunder shall survive the termination of this Agreement. In the event of an alleged VICI LD Default, Owner shall provide notice to VICI of same, setting forth in reasonable detail the nature of such VICI LD Default (a “VICI LD Default Notice”). VICI shall have the right, to be exercised within twenty (20) days after the date Owner gives a VICI LD Default Notice, to submit any dispute related to such alleged VICI LD Default to arbitration in accordance with the procedures set forth in Section 6 hereof in order to obtain a determination as to whether a VICI LD Default occurred. In the event the Arbitration Panel’s determination is that a VICI LD Default occurred, VICI shall have a period of twenty (20) days from the date of such determination to cure such default, failure of which shall result in VICI being required to pay the Owner Liquidated Damages Amount.

(i) Termination of Agreement. Upon closing of the Put Right transaction this Agreement shall automatically terminate and be of no further force and effect.

4. HLV Repurchase Right in Favor of Owner.

(a) HLV Repurchase Right. If and only if Owner duly exercises the Put Right in accordance with the terms and conditions of Section 3, but a Put Right transaction fails to close by the outside date by which the closing could occur under the Sale Agreement (as described as the “Closing Date” in Exhibit D) due to a Put Right Closing Failure, then during the HLV Repurchase Election Period, Owner shall have the right to exercise the HLV Repurchase Right subject to and in accordance with the further terms and provisions of this Section 4. Under no circumstances shall Owner have the right to exercise the HLV Repurchase Right in the event Owner withdraws its Put Right pursuant to the terms and provisions of Section 3(d) (unless Owner subsequently duly exercises its Put Right again within the Owner Election Period and otherwise in accordance with the terms and conditions of Section 3, and thereafter a Put Right transaction again fails to close by the outside date by which the closing could occur under the Sale Agreement due to a Put Right Closing Failure and otherwise in accordance with the terms and conditions of this Agreement).

(b) Requirements of HLV Repurchase Right Property Package Request. As a condition to exercising the HLV Repurchase Right, Owner shall deliver to VICI during the HLV Repurchase Right Election Period a notice of Owner’s intention to exercise the HLV Repurchase Right, and a request for the HLV Repurchase Right Property Package from VICI (collectively, the “HLV Repurchase Right Property Package Request”). As promptly as practicable after receipt of the HLV Repurchase Right Property Package Request, but in no event later than the date occurring thirty (30) days after VICI’s receipt of the HLV Repurchase Right Property Package Request, VICI shall provide to Owner a package of information (the “HLV Repurchase Right Property Package”), which shall include the following:

(i)	the proposed HLV Repurchase Sale Agreement, in the condition required by this Agreement, which shall include the HLV Repurchase Right Purchase Price and Closing Date;

(ii)	the computation of the proposed HLV Repurchase Right Purchase Price; and

(iii)	Diligence Materials (if and to the extent VICI has such materials in its possession and Lessee does not already have same at the time the HLV Repurchase Right Property Package Request was received).

Promptly upon Owner’s reasonable request therefor, VICI shall provide to Owner additional information reasonably related to the HLV Repurchase Right, to the extent such information is in its possession and Lessee does not already have same.

(c) Call Right Deadline. If Owner does not deliver a HLV Repurchase Right Property Package Request to VICI in accordance with the provisions of Sections 4(a) and 4(b) prior to the expiration of the HLV Repurchase Election Period, TIME BEING OF THE ESSENCE, the HLV Repurchase Right shall automatically terminate and be deemed null and void.

(d) Dispute Regarding HLV Repurchase Right Property Package. If Owner, after reviewing the HLV Repurchase Right Property Package, either (1) disagrees with VICI’s computation of the HLV Repurchase Right Purchase Price, or (2) has comments or revisions to the draft HLV Repurchase Sale Agreement that are required to cause same to comply with the provisions of this Agreement, Owner shall notify VICI thereof within twenty (20) days of Owner’s receipt of the HLV Repurchase Right Property Package. In such event, Owner and VICI shall negotiate in good faith up to a period of thirty (30) days in an effort to reconcile the applicable issue(s). If Owner and VICI are unable to resolve the subject dispute, such dispute shall be resolved pursuant to arbitration in accordance with the procedures set forth in Section 6 hereof.

(e) Finalization of HLV Repurchase Right Documents. If the HLV Repurchase Right Property Package is timely delivered, and (if applicable) any disputes under Section 4(d) above have been resolved, Owner and VICI shall as soon as reasonably practicable (but in all events within ten (10) days thereafter) enter into the HLV Repurchase Sale Agreement.

(f) Gaming Approvals. If a Gaming Approval Failure occurs, the HLV Repurchase Right shall automatically terminate and be deemed null and void. Each party shall use good faith, commercially reasonable efforts in order to timely obtain the Requisite Gaming Approvals that it must obtain for the HLV Repurchase Right Transaction, and the other party shall use good faith, commercially reasonable efforts in order to assist such party in its efforts to timely obtain such Requisite Gaming Approvals. If there is a dispute among the Parties as to whether good faith, commercially reasonable efforts were used throughout the Regulatory Period, such dispute shall be resolved in accordance with the procedures set forth in Section 6 hereof, and such matter shall be submitted to arbitration in accordance with the procedures set forth in Section 6 hereof within twenty (20) days after the expiration of the Regulatory Period. Each Party, at no material unreimbursed expense to such Party, agrees to reasonably cooperate with the other Party and use commercially reasonable efforts to provide Regulatory Approval Supporting Information that is reasonably requested by the other Party, in such Party’s efforts to obtain any necessary regulatory approvals (including, if necessary Requisite Gaming Approvals).

(g) Closing. The closing of the HLV Repurchase Right transaction shall occur in accordance with the terms of the HLV Repurchase Sale Agreement. In the event that a HLV Repurchase Right transaction fails to close as aforesaid, either VICI or Owner shall have the right, to be exercised within twenty (20) days after the date the alleged failure occurs, to submit any dispute related to such failure to arbitration in accordance with the procedures set forth in Section 6 hereof; provided, however, that if the HLV Repurchase Sale Agreement has been executed between the Parties, from and after such execution the terms and conditions of such HLV Repurchase Sale Agreement shall govern all disputes between the Parties.

5. Call Right in Favor of VICI.

(a) Call Right. Provided that clauses (1), (2) and (3) (excluding clauses (x) and (y) thereof) of the Put/Call Convention Center Conditions have been satisfied, the Call Right Rent Coverage Condition has been satisfied, the HLV Lease shall be in full force and effect, Landlord (as defined in the HLV Lease) shall not be in material uncured default under the HLV Lease, and VICI is not in material default hereunder (and, for the avoidance of doubt, it shall not be deemed a material default if a VICI LD Default occurred and thereafter VICI paid the Owner Liquidated Damages Amount), then, at any time during the VICI Election Period, VICI shall have the right to exercise the Call Right in accordance with the procedures set forth in this Section 5.

(b) Requirements of Call Right Election Notice and Call Right Property Package Request. As a condition to exercising the Call Right, VICI shall deliver to Owner a notice of VICI’s intention to exercise the Call Right, and a request for the Call Right Property Package from Owner (collectively, the “Call Right Property Package Request”). As promptly as practicable after receipt of the Call Right Property Package Request, but in no event later than the date occurring thirty (30) days after Owner’s receipt of the Call Right Property Package Request, Owner shall provide to VICI a package of information (the “Call Right Property Package”), which shall set forth all material information with respect to the Eastside Convention Center Property and the Call Right including, without limitation, the following:

(i)	reasonable evidence that the Put/Call Convention Center Conditions have been satisfied;

(ii)	the proposed Sale Agreement, in the condition required by this Agreement, which shall include the Call Right Purchase Price and Closing Date;

(iii)	a determination of whether the Call Right Rent Coverage Condition has been satisfied, together with reasonably detailed supporting documentation and computations used to derive such determination;

(iv)	the proposed HLV Lease Amendment, in the condition required by this Agreement;

(v)	delivery of the Financial Statements referenced in the definition of Combined Rent Coverage Condition; and

(vi)	a reasonably detailed explanation of the computation of the proposed Call Right Purchase Price and the Call Right HLV Lease Amendment Rent; and

(vii)	Diligence Materials.

Promptly upon VICI’s reasonable request therefor, Owner shall provide to VICI additional information reasonably related to the Call Right, to the extent such information is reasonably available to Owner. Further, following delivery of the Call Right Property Package Request VICI and its consultants and representatives shall have access to the Eastside Convention Center Property pursuant to, and VICI, and its consultants and representatives, shall comply with, the Access Provisions.

(c) Call Right Deadline. If VICI does not deliver a Call Right Property Package Request to Owner in accordance with Section 5(b) prior to the expiration of the VICI Election Period, TIME BEING OF THE ESSENCE, this Agreement shall automatically terminate on the expiration of such period.

(d) Failure of Put/Call Convention Center Conditions or Call Right Rent Coverage Condition. If upon VICI’s delivering of the Call Right Property Package Request to Owner, the Put/Call Convention Center Conditions have not been satisfied or the Call Right Rent Coverage Condition is not satisfied (in either case, a “Call Right Condition Failure”), then this Agreement shall automatically terminate at the conclusion of the VICI Election Period unless following a Call Right Condition Failure, VICI again exercises its Call Right within the VICI Election Period and at the time of delivering of the Call Right Property Package Request to Owner, clause (1), (2) and (3) (excluding clauses (x) and (y) thereof) of the Put/Call Convention Center Conditions and the Call Right Rent Coverage Condition are then satisfied.

(e) Dispute Regarding Call Right Property Package. If VICI, after reviewing the Call Right Property Package, still wishes to exercise the Call Right but VICI either (1) disagrees with Owner’s computation of the Call Right Purchase Price and/or the Call Right HLV Lease Amendment Rent, or (2) has comments or revisions to the draft HLV Lease Amendment and/or Sale Agreement required to cause the same to comply with the provisions of this Agreement, VICI shall notify Owner thereof within twenty (20) days of VICI’s receipt of the Call Right Property Package. In such event, Owner and VICI shall negotiate in good faith up to a period of thirty (30) days in an effort to reconcile the applicable issue(s). If Owner and VICI are unable to resolve the subject dispute, such dispute shall be resolved pursuant to arbitration in accordance with the procedures set forth in Section 6 hereof. Notwithstanding anything to the contrary contained herein, in the event that: (x) the Call Right Property Package discloses that any of the Put/Call Convention Center Conditions is not satisfied and/or the Call Right Rent Coverage Condition is not satisfied, (y) a Tenant Event of Default or Tenant Default exists, and/or (z) a condition exists or an event occurred (evidenced through the Diligence Materials or otherwise) that has a Material Adverse Effect, then, with respect to clauses (x) or (y), Owner may terminate this Agreement to be effective at the conclusion of the VICI Election Period, subject to the provisions of Section 5(d), and if Owner does not so terminate this Agreement, and with respect to clause (z), VICI shall have the right to retract its exercise of the Call Right by providing notice to Owner thereof within twenty (20) days of VICI’s receipt of the Call Right

Property Package (or, if later, in the case of any item described in either clauses (y) or (z) above, twenty (20) days following the occurrence of such event). In such case, this Agreement shall automatically terminate at the conclusion of the VICI Election Period, subject to the provisions of Section 5(d).

(f) Finalization of Call Right Documents. If the Call Right Property Package is timely delivered, and (if applicable) any disputes under Section 5(e) above have been resolved, if VICI still wishes to exercise the Call Right, Owner and VICI shall as soon as reasonably practicable (but in all events within ten (10) days thereafter) enter into the Sale Agreement (with a HLV Lease Amendment attached thereto as an exhibit, which HLV Lease Amendment shall be executed upon the consummation of the closing under the Sale Agreement).

(g) Gaming Approvals. If a Gaming Approval Failure occurs, then this Agreement shall automatically terminate. Each Party shall use good faith, commercially reasonable efforts in order to timely obtain the Requisite Gaming Approvals that it must obtain for the Call Right Transaction, and the other Party shall use good faith, commercially reasonable efforts in order to assist such Party in its efforts to timely obtain such Requisite Gaming Approvals. If there is a dispute among the Parties as to whether good faith, commercially reasonable efforts were used throughout the Regulatory Period, such dispute shall be resolved in accordance with the procedures set forth in Section 6 hereof, and such matter shall be submitted to arbitration in accordance with the procedures set forth in Section 6 hereof within twenty (20) days after the expiration of the Regulatory Period. Each Party, at no material unreimbursed expense to such Party, agrees to reasonably cooperate with the other Party and use commercially reasonable efforts to provide Regulatory Approval Supporting Information that is reasonably requested by the other Party, in such Party’s efforts to obtain any necessary regulatory approvals (including, if necessary Requisite Gaming Approvals).

(h) Closing. The closing of the Call Right transaction shall occur in accordance with the terms of the Sale Agreement. In the event that the Parties fail to execute a Sale Agreement, either VICI or Owner shall have the right, to be exercised within twenty (20) days after the date the alleged failure occurs, to submit any dispute related to such failure to arbitration in accordance with the procedures set forth in Section 6 hereof; provided, however, that if the Sale Agreement has been executed between the Parties, from and after such execution the terms and conditions of such Sale Agreement shall govern all disputes between the Parties.

(i) Failure to Execute Sale Agreement Due To Owner Breach. Prior to entering into this transaction, Owner and VICI have discussed the fact that substantial damages will be suffered by VICI if Owner shall breach or default in its obligations under this Section 5 to execute a Sale Agreement when required under this Section 5 (an “Owner LD Default”); accordingly, the Parties agree that a reasonable estimate of VICI’s damages in such event is the amount of $9,000,000 (the “VICI Liquidated Damages Amount”). In the event of an Owner LD Default, then, as VICI’s sole and exclusive remedy hereunder, at law, in equity or otherwise, Owner shall pay the VICI Liquidated Damages Amount to VICI as liquidated damages, and thereafter, the Parties shall have no further rights or obligations hereunder except for other obligations which expressly survive the termination of this Agreement. Owner’s obligation to pay the VICI Liquidated Damages Amount if and when payable hereunder shall survive the termination of this Agreement. In the event of an alleged Owner LD Default, VICI shall provide notice to Owner of same, setting forth in reasonable detail the nature of such Owner LD Default (an “Owner LD Default Notice”). Owner shall have the right, to be exercised within twenty (20) days after the date VICI gives an Owner LD Default Notice, to submit any dispute related to such alleged Owner LD Default to arbitration in accordance with the procedures set forth in Section 6 hereof in order to obtain a determination as to whether an Owner LD Default occurred. In the event the Arbitration Panel’s determination is that an Owner LD Default occurred, Owner shall have a period of twenty (20) days from the date of such determination to cure such default, failure of which shall result in Owner being required to pay the VICI Liquidated Damages Amount.

(j) Financial Statements and Access to Eastside Convention Center Property. At any time and from time to time after the first (1st) day of the ninth (9th) Lease Year under the HLV Lease, within thirty (30) days after request therefor by VICI, Owner shall provide: (x) to VICI, Financial Statements for the then most recent period of four consecutive Fiscal Quarters ended at least 90 days prior to such date, and (y) to VICI and its consultants and representatives, access to the Eastside Convention Center Property pursuant to, and VICI, and its consultants and representatives, shall comply with, the Access Provisions.

(k) Termination of Agreement. Upon closing of the Call Right transaction this Agreement shall automatically terminate and be of no further force and effect.

6. Arbitration.

(a) Arbitrator Qualifications. Any dispute required pursuant to the terms and conditions of this Agreement to be resolved by arbitration shall be submitted to and determined by an arbitration panel comprised of three (3) members (the “Arbitration Panel”). No more than one (1) panel member may be with the same firm, and no panel member may have an economic interest in the outcome of the arbitration. In addition, each panel member shall have (i) at least ten (10) years of experience as an arbitrator and at least one (1) year of experience in a profession that directly relates to the ownership, operation, financing or leasing of gaming or other hospitality facilities similar to the Eastside Convention Center Property, as applicable, or (ii) at least one (1) year of experience as an arbitrator and at least ten (10) years of experience in a profession that directly relates to the ownership, operation, financing or leasing of gaming or other hospitality facilities similar to the HLV Property or Eastside Convention Center Property, as applicable.

(b) Arbitrator Appointment. The Arbitration Panel shall be selected as set forth in this Section 6(b).     Within fifteen (15) Business Days after the expiration of the applicable date identified in this Agreement, Owner shall select and identify to VICI a panel member meeting the criteria of the above paragraph (the “Owner Panel Member”) and VICI shall select and identify to Owner a panel member meeting the criteria of the above paragraph (the “VICI Panel Member”). If a Party fails to timely select its respective panel member, the other Party may notify such Party in writing of such failure, and if such Party fails to select its respective panel member within three (3) Business Days after receipt of such notice, then such other Party may select and identify to such Party such panel member on such Party’s behalf. Within ten (10) Business Days after the selection of the Owner Panel Member and the VICI

Panel Member, the Owner Panel Member and the VICI Panel Member shall jointly select a third panel member meeting the criteria of the above paragraph (the “Third Panel Member”). If the Owner Panel Member and the VICI Panel Member fail to timely select the Third Panel Member and such failure continues for more than three (3) Business Days after written notice of such failure is delivered to the Owner Panel Member and VICI Panel Member by either Owner or VICI, then Owner and VICI shall cause the Third Panel Member to be appointed by the managing officer of the American Arbitration Association.

(c) Arbitration Procedure. Within twenty (20) Business Days after the selection of the Arbitration Panel, Owner and VICI each shall submit to the Arbitration Panel a written statement identifying its summary of the issues. Owner and VICI may also request an evidentiary hearing on the merits in addition to the submission of written statements, such request to be made in writing within such twenty (20) Business Day period. The Arbitration Panel shall determine the appropriate terms and conditions of the documents or other matters in question in accordance with this Agreement. The Arbitration Panel shall make its decision within twenty (20) days after the later of (i) the submission of such written statements, and (ii) the conclusion of any evidentiary hearing on the merits (if any). The Arbitration Panel shall reach its decision by majority vote and shall communicate its decision by written notice to Owner and VICI.

(d) Determinations by Arbitration Panel. For the avoidance of doubt, (i) any damages payable hereunder shall be payable only in cash or cash equivalents or, in the discretion of both Parties acting reasonably, equity securities or debt with at least the same value as a cash award or, in the sole discretion of each Party, such other form of consideration as may be agreed between them; and (ii) in making any determination of an issue with respect to Gaming Laws or involving the Gaming Authorities, the Arbitration Panel shall be limited to determining whether the Owner acted in good faith and/or a commercially reasonable manner with respect to this Agreement and its obligations hereunder.

(e) Binding Decision. The decision by the Arbitration Panel shall be final, binding and conclusive and shall be non-appealable and enforceable in any court having jurisdiction. All hearings and proceedings held by the Arbitration Panel shall take place in New York, New York.

(f) Determination Rules. The resolution procedure described herein shall be governed by the Commercial Rules of the American Arbitration Association and the Procedures for Large, Complex, Commercial Disputes in effect as of the date hereof.

(g) Liability for Costs. Owner and VICI shall bear equally the fees, costs and expenses of the Arbitration Panel in conducting any arbitration described in this Section 6.

7. Miscellaneous.

(a) Notices. Any notice, request or other communication to be given by any Party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service, by facsimile transmission or by an overnight express service to the following address or to such other address as either Party may hereafter designate:

To Owner:    Vegas Development Land Owner LLC

One Caesars Palace Drive

Las Vegas, NV 89109

Attention: General Counsel

Facsimile: (702) 892-2795

Email: corplaw@caesars.com

To VICI:       Claudine Propco LLC

c/o VICI Properties, L.P.

8329 West Sunset Road, Suite 210

Las Vegas, NV 89113

Attention: General Counsel

Fax:

Email: corplaw@viciproperties.com

Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery. If delivery is refused, notice shall be deemed to have been given on the date delivery was first attempted. Notice sent by facsimile transmission shall be deemed given upon confirmation that such notice was received at the number specified above or in a notice to the sender.

(b) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Owner and VICI and their respective permitted successors and assigns; provided, however, in all instances this Agreement shall “run with the land” and be binding against any successor of the Parties and each such permitted successor or assign shall be required to execute and notarize a joinder to this Agreement in a form of joinder reasonably acceptable to the Parties hereto, but failure to execute and/or have notarized such joinder shall in no way affect such successor’s or assign’s obligations under this Agreement. Owner shall not have the right to assign its rights or obligations under this Agreement without the prior written consent of VICI; provided, that if after the date hereof HLV Tenant assigns its rights and obligations as “Tenant” under and pursuant to the terms of the HLV Lease to a person or entity that is not an Affiliate of HLV Tenant and Owner, then Owner, concurrently with such assignment by HLV Tenant, shall assign this Agreement to the “Tenant” or to an Affiliate of such “Tenant” under the HLV Lease. VICI shall not have the right to assign its rights or obligations under this Agreement, other than to an Affiliate of VICI; provided, that if after the date hereof VICI assigns its rights and obligations as “Landlord” under and pursuant to the terms of the HLV Lease, then this Agreement shall be automatically assigned and be binding upon and inure to the benefit of such successor that is then the “Landlord” under the HLV Lease. The foregoing shall be subject to the terms and provisions of Section 2(b).

(c) Entire Agreement; Amendment. This Agreement and the exhibits hereto constitute the entire and final agreement of the Parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the Parties. Owner and VICI hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the subject matter hereof are merged into and revoked by this Agreement.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, which State the Parties agree has a substantial relationship to the Parties and to the underlying transaction embodied hereby. This Agreement is the product of joint drafting by the Parties and shall not be construed against either Party as the drafter hereof.

(e) Venue. With respect to any action relating to this Agreement, Owner and VICI irrevocably submit to the exclusive jurisdiction of the courts of the State of Nevada sitting in Clark County, Nevada and the United States District Court having jurisdiction over Clark County, Nevada, and Owner and VICI each waives: (a) any objection to the laying of venue of any suit or action brought in any such court; (b) any claim that such suit or action has been brought in an inconvenient forum; (c) any claim that the enforcement of this Section is unreasonable, unduly oppressive, and/or unconscionable; and (d) the right to claim that such court lacks jurisdiction over that Party.

(f) Waiver of Jury Trial. EACH PARTY HERETO, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT.

(g) Severability. If any term or provision of this Agreement or any application thereof shall be held invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

(h) Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

(i) Time of Essence. TIME IS OF THE ESSENCE OF THIS AGREEMENT AND EACH PROVISION HEREOF IN WHICH TIME OF PERFORMANCE IS ESTABLISHED.

(j) Further Assurances. The Parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Agreement. In addition, VICI agrees to, at Owner’s sole cost and expense, reasonably cooperate with all applicable Gaming Authorities in connection with the administration of their regulatory jurisdiction over the Owner and the transactions contemplated and described herein, including the provision of such documents and other information as may be requested by such Gaming Authorities.

(k) Counterparts; Originals. This Agreement may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument. Facsimile or digital copies of this Agreement, including the signature page hereof, shall be deemed originals for all purposes.

(l) Licensing Events; Termination.

(i) If there shall occur a VICI Licensing Event and any aspect of such VICI Licensing Event is attributable to a member of the VICI Subject Group, then Owner or VICI, as applicable, shall notify the other Party thereof as promptly as practicable after becoming aware of such VICI Licensing Event (but in no event later than twenty (20) days after becoming aware of such VICI Licensing Event). In such event, VICI shall use commercially reasonable efforts to resolve and to cause the other members of the VICI Subject Group to use commercially reasonable to in resolve such VICI Licensing Event within the time period required by the applicable Gaming Authorities by submitting to investigation by the relevant Gaming Authorities and cooperating with any reasonable requests made by such Gaming Authorities (including filing requested forms and delivering information to the Gaming Authorities). If, despite these efforts, such VICI Licensing Event cannot be resolved to the satisfaction of the applicable Gaming Authorities within the time period required by such Gaming Authorities, Owner shall have the right, in its discretion, to (1) cause this Agreement to temporarily cease to be in full force and effect, until such time, as any, as the VICI Licensing Event is resolved to the satisfaction of the applicable Gaming Authorities; provided, that if the VICI Election Period, Owner Election Period or HLV Repurchase Election Period would otherwise terminate at a time while the Agreement is not in full force and effect, then the VICI Election Period, Owner Election Period or HLV Repurchase Election Period, as the case may be, shall be extended until the date that is the earlier of (x) one hundred eighty (180) days after the date on which the Parties become aware that the VICI Licensing Event was resolved to the satisfaction of the applicable Gaming Authorities, (y) the date on which each of VICI and Owner reasonably determines that the VICI Licensing Event is not likely to be resolved or otherwise ceases using commercially reasonable efforts to resolve such VICI Licensing Event and (z) the date that is one (1) year following the expiration of the VICI Election Period, Owner Election Period or HLV Repurchase Election Period, as the case may be, or (2) to the extent causing this Agreement to temporarily cease to be in full force and effect in lieu of terminating this Agreement is not sufficient for the applicable Gaming Authorities, notify VICI of its intention to terminate this Agreement, in which case the Agreement shall terminate upon receipt of such notice.

(ii) If there shall occur an Owner Licensing Event and any aspect of such Owner Licensing Event is attributable to a member of the Owner Subject Group, then VICI or Owner, as applicable, shall notify the other Party thereof as promptly as practicable after becoming aware of such Owner Licensing Event (but in no event later than twenty (20) days after becoming aware of such Owner Licensing Event). In such event, Owner shall use commercially reasonable efforts to resolve and to cause the other members of the Owner Subject Group to resolve such Owner Licensing Event within the time period required by the applicable Gaming Authorities by submitting to investigation by the relevant Gaming Authorities and cooperating with any reasonable requests made by such Gaming Authorities (including filing requested forms and delivering information to the Gaming Authorities). If, despite these efforts, such Owner Licensing Event cannot be resolved to the satisfaction of the applicable Gaming Authorities within the time period required by such Gaming Authorities, VICI shall have the right, in its discretion, to terminate this Agreement; provided, that if the VICI Election Period, Owner Election Period or HLV Repurchase Election Period would otherwise terminate at a time while the Agreement is not in full force and effect, then the VICI Election Period, Owner Election Period or HLV Repurchase Election Period, as the case may be, shall be extended until the date that is the earlier of (x) one hundred eighty (180) days after the date on which the Parties become aware that the Owner Licensing Event was resolved to the satisfaction of the applicable Gaming Authorities, (y) the date on which each of VICI and Owner reasonably determines that the Owner Licensing Event is not likely to be resolved or otherwise ceases using commercially reasonable efforts to resolve such Owner Licensing Event and (z) the date that is one (1) year following the expiration of the VICI Election Period, Owner Election Period or HLV Repurchase Election Period, as the case may be, or (2) to the extent causing this Agreement to temporarily cease to be in full force and effect in lieu of terminating this Agreement is not sufficient for the applicable Gaming Authorities, notify Owner of its intention to terminate this Agreement, in which case the Agreement shall terminate upon receipt of such notice.

(m) Memorandum. Owner and VICI shall, promptly upon the request of either Party, enter into one or more short form memoranda of this Agreement in a form reasonably acceptable to the Parties and in all events in form suitable for recording in the county or other applicable location in which the Eastside Convention Center Property is located and which shall be recorded against the Designated Land and the HLV Property. Each Party shall bear its own costs in negotiating and finalizing such memoranda, but the Parties shall split equally all costs and expenses of recording any such memorandum and shall fully cooperate with Owner in removing from record any such memorandum upon the termination of this Agreement. Notwithstanding anything to the contrary, each of Owner and VICI shall, promptly upon the termination of this Agreement, enter into a termination of memorandum of agreement in recordable form and promptly after execution record such termination of memorandum of agreement.

(n) Guaranties. On the Effective Date, (x) Owner Guarantor shall execute and deliver the Owner Guaranty, which shall in all events be in a form reasonably acceptable to the Parties, and be on materially the same terms as the PSA Seller Guaranty and PSA Buyer Guaranty (as defined in the HLV Property PSA), except that the Owner Guaranty shall be with respect to Owner’s obligations to pay the VICI Liquidated Damages Amount to the extent due pursuant to the terms and conditions of this Agreement and with respect to the performance of Owner’s obligations under Section 2 of this Agreement, and (y) VICI Guarantor shall execute and deliver the VICI Guaranty, which shall in all events be in a form reasonably acceptable to the Parties, and be on materially the same terms as the PSA Seller Guaranty and PSA Buyer Guaranty, except that the VICI Guaranty shall be with respect to VICI’s obligations to pay the Owner Liquidated Damages Amount to the extent due pursuant to the terms and conditions of this Agreement. If the form of the Owner Guaranty and the form of VICI Guaranty have not been agreed to on the Effective Date, then the parties may submit the dispute with regard to the form of the VICI Guaranty and Owner Guaranty to arbitration in accordance with Section 6.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, VICI and Owner have executed this Agreement as of the date first set forth above.

VICI:

CLAUDINE PROPCO LLC, a Delaware limited liability company

By:	/s/ John Payne
Name	John Payne
Title:	President

Signature Page to Claudine - Put-Call Right Agreement

PARCEL 1 OWNER:

VEGAS DEVELOPMENT LAND OWNER LLC, a Delaware limited liability company

By:	EASTSIDE CONVENTION CENTER, LLC, a Delaware limited liability company its sole member

	By:	CAESARS RESORT COLLECTION, LLC, a Delaware limited liability company its sole member

		By:	/s/ Eric Hession
		Name:	Eric Hession
		Title:	Chief Financial Officer and Treasurer

Signature Page to Claudine - Put-Call Right Agreement

PARCEL 2 OWNER:

3535 LV NEWCO, LLC a Delaware limited liability company

By:	/s/ Eric Hession
Name:	Eric Hession
Title:	Chief Financial Officer and Treasurer

Signature Page to Claudine - Put-Call Right Agreement

EXHIBIT A-1

Description of the Designated Land Parcel 1

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF CLARK, STATE OF NEVADA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1: (TOWERS) (APN 162-16-410-060)

Lots 16 through 20 in Block Two (2) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada. Together with those portions of Winnick Avenue, Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 2: (TERRACES) (APN 162-16-410-061 and 062)

Lots 21 through 24 in Block Two (2) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re- recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 3: (TERRACES FOUR) (APN 162-16-410-064, 065 and 066)

Lots 27 through 32 in Block Two (2) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada. Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 4: (WINNICK) (APN 162-16-410-080)

Lot 51 in Block Three (3) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada. Together with the West 10 Feet of that certain pedestrian walkway abutting the Easterly line of said Lot by that certain Order of Vacation recorded June 21, 1962, as Document No. 297340, of Official Records.

Together with those portions of Winnick Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re- recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 5: (FOUNTAINS) (APN 162-16-410-070, 071, 072, 075, 076, 083 and 084)

Lots 36 through 38, 41, 42 and 56 through 58 in Block Three (3) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada.

Together with those portions of Winnick Avenue, Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re- recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 6: (SUITES) (APN 162-16-410-088 and 089)

That portion of the Southwest Quarter (SW  1⁄4) of Section 16, Township 21 South, Range 61 East M.D.M., being a portion of Block Four (4) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada described as follows:

Lots 1 and 2 of that certain Parcel Map on file in File 70 of Parcel Maps, Page 30, recorded September 19, 1991 as Document No. 00581 in Book 910919, of Official Records. in the Office of the County Recorder of Clark County, Nevada.

Together with those portions of Ida Avenue, Audrie Street and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re- recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 7: (APN 162-16-410-067, 068, 069, 077, 078, 079, 082, 085 and 086)

Lots 33, 34, 35, 43, 44, 45, 46, 47, 48, 49, 50 and 55 in Block Three (3); and Lots 59, 60, 61 and 62 in Block Four (4) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.

Together with those portions of Winnick Road, Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re- recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 8: (APN 162-16-410-073)

Lot 39 in Block Three (3) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada. TOGETHER WITH that portion of the pedestrian walkway lying Westerly of and adjacent to the West line of said Lot 39, as vacated by said County by that Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re- recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 9: (APN 162-16-410-074)

Lot 40 in Block Three (3) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada.

TOGETHER WITH that portion of the pedestrian walkway lying Easterly of and adjacent to the East line of said Lot 40, as vacated by said County by that Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.

Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re- recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 10: (APN 162-16-410-081)

Lots 52, 53 and 54 in Block Three (3) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22 in the Office of the County Recorder of Clark County, Nevada. TOGETHER WITH that certain vacated walkway 10 feet wide adjoining Lot 52 on the West boundary, as disclosed by an Order of Vacation recorded June 21, 1962 in Book 368 as Document No. 297340, Official Records.

Together with those portions of Winnick Road and the alley vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re- recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 11: (APN 162-16-410-063)

Lots 25 and 26 in Block Two (2) of FLAMINGO ESTATES, as shown by map thereof on file in Book 5 of Plats, Page 22, in the Office of the County Recorder of Clark County, Nevada. Together with those portions of Ida Avenue and the alley as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re- recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

PARCEL 12: (PLAZA) (APN 162-16-410-087)

Lots 63 and 64 in Block Four (4) of Flamingo Estates, as shown by map thereof on file in Book 5 of Plats, page 22, as recorded in the office of the County Recorder of Clark County, Nevada. Together with that portion of Winnick Avenue as vacated by that certain Order of Vacation, recorded February 14, 2012, in Book 20120214 as Document No. 01112, and Re-recorded February 16, 2012, in Book 20120216 as Document No. 01146 and Re-recorded March 23, 2012, in Book 20120323 as Document No. 01850, of Official Records.

APN: 162-16-410-060 thru 089

EXHIBIT A-2

Description of the Designated Land Parcel 2

THAT PORTION OF THE NORTHEAST QUARTER (NE  1⁄4) OF THE SOUTHWEST QUARTER (SW  1⁄4) OF SECTION 16, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B. & M., DESCRIBED AS FOLLOWS:

PARCEL TWO (2) AS SHOWN BY PARCEL MAP THEREOF ON FILE IN FILE 57 OF PARCEL MAPS, PAGE 51, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

APN: 16216301007

EXHIBIT B

Form of HLV Lease Amendment

EXHIBIT C

Put-Call PSA Modifications

Note: Unless otherwise specified in this Exhibit C, defined terms and section references set forth herein are with respect to the Agreement.

•	The term “Amended and Restated ROFR” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Closing Date” set forth in Section 1.1 of the HLV Property PSA shall be the date that is 180 days from the delivery by Owner to VICI of the Put Right Election Notice or by VICI to Owner of the Call Right Property Package Request, as the case may be, as the same may be (x) adjourned pursuant to and in accordance with the terms and conditions of the HLV Property PSA, and (y) extended for up to 270 days in order to obtain the Requisite Gaming Approvals.

•	The term “Closing Period” set forth in Section 1.1 of the HLV Property PSA shall refer to the period of two (2)-day consecutive calendar days concluding on the Closing Date.

•	The term “Commitment Letter” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Debt Financing” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Debt Financing Sources” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Declaration” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Environmental Reports” set forth in Section 1.1 of the HLV Property PSA shall be amended to reflect any Phase I, Phase II and similar environmental reports relating to the Property and delivered to VICI as part of the Put Right Property Package.

•	The term “Estoppel Certificates” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Financing Failure Event” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Gaming Equipment” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Leases” set forth in Section 1.1 of the HLV Property PSA shall be modified by amending and restating item (b) as follows: “any arrangements for licensees for portions of the Property used for conventions, conferences, meetings and exhibitions”.

•	The term “Material Contracts” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto in the HLV Property PSA shall be deleted.

•	The term “Net Lease” set forth in Section 1.1 of the HLV Property PSA shall refer to the Amended HLV Lease.

•	The term “Net Lease Guarantor” set forth in Section 1.1 of the HLV Property PSA shall refer to the then “Guarantor” under and as defined in the Amended HLV Lease.

•	The term “Net Lease Guaranty” set forth in Section 1.1 of the HLV Property PSA shall refer to an amendment to the Net Lease Guaranty being entered into in connection with the HLV Property PSA.

•	The term “Net Lease Tenant” set forth in Section 1.1 of the HLV Property PSA shall refer to Owner.

•	The terms “Other Land Buyer”, “Other Land Property”, “Other Land PSA” and “Other Land Seller” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto (including, without limitation, Sections 6.4(d), 6.5(c), 9.1, 9.2 and 11.19) shall be deleted.

•	The term “Permitted Exceptions” set forth in Section 1.1 of the HLV Property PSA shall be updated to add a new item (b) as follows: “Use Rights that would not reasonably be expected to have a material adverse effect on the value of the Eastside Convention Center Property and/or use of the Eastside Convention Center as a Convention Center, individually or in the aggregate (i.e., will, or are reasonably likely to, individually or in the aggregate, reduce the value of the Eastside Convention Center by more than 5% of the Purchase Price), and Development Interests.”

•	The term “Proposed Merger Transaction” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Purchase Price” set forth in Section 1.1, and defined in Article 2, of the HLV Property PSA shall refer to the Call Right Purchase Price or Put Right Purchase Price, as the case may be.

•	The term “Purchaser” set forth in Section 1.1 of the HLV Property PSA shall refer to [ ].

•	The term “Required Removal Exceptions” shall be amended to: (1) reduce the threshold amount in clause (iii) of $20,000,000 to $10,000,000, and (2) add a new item (iv) as follows: “any Use Rights, other than Development Interests, that reasonably would be expected to have a material adverse effect on the value of the Eastside Convention Center Property (i.e., will, or are reasonably likely to, individually or in the aggregate, reduce the value of the Eastside Convention Center by more than 5% of the Purchase Price) and/or use of the Eastside Convention Center as a Convention Center, individually or in the aggregate.”

•	The term “Seller” set forth in Section 1.1 of the HLV Property PSA shall refer to [ ].

•	The term “Seller’s Knowledge” set forth in Section 1.1 of the HLV Property PSA shall be modified to reflect individual(s) reasonably acceptable to the Parties to the Sale Agreement, to the extent necessary.

•	The term “VICI REIT” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The seventh sentence of Section 3.1 of the HLV Property PSA shall be amended and restated as follows: “The Closing may be adjourned for up to forty-five (45) days to permit such process to be completed.”

•	Section 6.1(b) of the HLV Property PSA shall be amended by deleting (i) the phrase “, provided that in no event shall the Closing Date be adjourned beyond December 28, 2017, and in no event will the Closing occur after December 28, 2017” and (ii) the last sentence.

•	Section 6.2(p) and 6.2(q) shall be deleted.

•	A new Section 6.4(g) shall be added as follows: “No Tenant Event of Default or Tenant Default (as such terms are defined in the Agreement) shall exist, no event or circumstance shall exist, which with the passage of time would result in a Tenant Event of Default, and neither Owner (as such term is defined in the Agreement) nor any Affiliate of Owner shall then be in material default of the Put-Call Right Agreement.”

•	A new Section 6.4(h) shall be added as follows: “Buyer and Seller each shall have obtained the Requisite Gaming Approvals, if any.”

•	A new Section 6.4(i) shall be added as follows: “If a casualty with respect to all or any portion of the Property shall have occurred, Seller shall have cash or cash equivalents and/or insurance in effect (and shall provide to Buyer evidence of same) for the full cost to rebuild the Property to the condition of the Property as it existed immediately prior to such casualty.”

•	A new Section 6.4(j) shall be added as follows: “Seller shall not be in default of any obligation to pay for any or all of the Project Costs (as such term is defined in the Put-Call Right Agreement) as of the Closing Date (except for any payment of any amount that Seller is contesting reasonably and in good faith) and with respect to any obligation to pay for any or all of the Project Costs that are then due and owing, Seller shall provide to Buyer reasonable evidence that Seller is not in default of such obligation or that Seller’s obligation to pay such Project Costs is being contested reasonably and in good faith.”

•	A new Section 6.5(f) shall be added as follows: “Buyer and Seller each shall have obtained the Requisite Gaming Approvals, if any.”

•	Section 6.6 of the HLV Property PSA shall be amended by deleting the last sentence therefrom.

•	Section 7.1(a) of the HLV Property PSA shall be amended by deleting clause (iii) thereof and the proviso to such clause (iii).

•	Section 7.2(f) of the HLV Property PSA shall be amended by deleting the phrase “Harrah’s Las Vegas Hotel & Casino” and inserting in its place the name that the Eastside Convention Center Property is commonly known as of the date of the Sale Agreement.

•	Section 7.2(m) of the HLV Property PSA shall be amended as follows: (i) the definition of “Financial Information” shall be limited to the Financial Statements (as defined in this Agreement) delivered in connection with a Put Right transaction or Call Right transaction, and (ii) by deleting the phrase “September 30, 2017” and inserting in its place the date of the most recent Financial Statement for the then most recent Fiscal Quarter.

•	Section 8.7 of the HLV Property PSA shall be amended to refer to the terms of any then- current confidentiality agreement or other agreement similar in intent to the Confidentiality Agreement (as such term is defined in the HLV Property PSA).

•	Section 8.8 of the HLV Property PSA shall be deleted.

•	With respect to a Sale Agreement executed pursuant to Section 3 hereof, the following Put-Call PSA Modifications:

•	Section 9.1 shall be amended and restated in its entirety as follows:

SECTION 9.1 Seller’s Remedies for Buyer Defaults. Prior to entering into this transaction, Buyer and Seller have discussed the fact that substantial damages will be suffered by Seller if Buyer shall default in its obligation to purchase the Property under this Agreement when required hereunder; accordingly, the parties agree that a reasonable estimate of Seller’s damages in such event is the amount of $9,000,000 (the “Seller Liquidated Damages Amount”). If Buyer defaults in its obligation to consummate the Closing as and when required under this Agreement, then, Seller shall have the right to elect, as its sole and exclusive remedy, to (x) terminate this Agreement by written notice to Buyer and Buyer shall pay the Seller Liquidated Damages Amount to Seller, and thereafter, the parties shall have no further rights or obligations hereunder except for other obligations which expressly survive the termination of this Agreement, or (y) waive the default or breach and proceed to close the Transaction. On the Effective Date, Buyer Guarantor shall execute and deliver the PSA Buyer Guaranty with respect to Buyer’s obligations under Section 9.1 of this Agreement.

•	Section 9.2 of the HLV Property PSA shall be deleted.

•	With respect to a Sale Agreement executed pursuant to Section 5 hereof, the following Put-Call PSA Modifications:

•	Section 9.1 of the HLV Property PSA shall be deleted.

•	Section 9.2 shall be amended and restated in its entirety as follows:

SECTION 9.2 Buyer’s Remedies for Seller Defaults. Prior to entering into this transaction, Buyer and Seller have discussed the fact that substantial damages will be suffered by Buyer if Seller shall default in its obligation to sell the Property under this Agreement when required hereunder; accordingly, the parties agree that a reasonable estimate of Buyer’s damages in such event is the amount of $9,000,000 (the “Buyer Liquidated Damages Amount”). If Seller defaults in its obligation to consummate the Closing as and when required under this Agreement, then, Buyer shall have the right to elect, as its sole and exclusive remedy, to (x) terminate this Agreement by written notice to Seller and Seller shall pay the Buyer Liquidated Damages Amount to Buyer, and thereafter, the parties shall have no further rights or obligations hereunder except for other obligations which expressly survive the termination of this Agreement, or (y) waive the default or breach and proceed to close the Transaction. On the Effective Date, Seller Guarantor shall execute and deliver the PSA Seller Guaranty with respect to Seller’s obligations under Section 7.3 and Section 9.2 of this Agreement.

•	Section 10.1 of the HLV Property PSA shall be amended to amend and restate the second sentence thereof as follows: “If the Property is the subject of a Major Casualty/Condemnation that occurs after the Effective Date, Buyer shall have the right to terminate this Agreement by giving written notice to Seller no later than the date (the “Casualty Notice Date”) that is five (5) Business Days after Seller notifies Buyer of such Major Casualty/Condemnation; provided that the commencement of the Closing Period shall be extended, if necessary, to provide sufficient time for Buyer and Seller to close.”

•	The definition of “Major Casualty/Condemnation” in Section 10.1 of the HLV Property PSA shall be amended and restated as follows: “Major Casualty/Condemnation” shall mean (i) any casualty, if the portion of the Property that is the subject of such casualty has a value in excess of twelve percent (12%) of the Purchase Price, as reasonably determined by a third party contractor or architect selected by Seller and reasonably acceptable to Buyer, (ii) any condemnation proceedings or eminent domain proceedings if the portion of the Property that is the subject of such condemnation or eminent domain proceedings has a value in excess of five percent (5%) of the Purchase Price, as reasonably determined by a third party contractor or architect selected by Seller and reasonably acceptable to Buyer or (iii) any uninsured casualty which Seller does not agree (as set forth as a written modification of the Net Lease reasonably acceptable to Seller and Buyer executed and delivered on the Closing Date and guaranteed pursuant to the Net Lease Guaranty), in its sole and absolute discretion, to repair or restore in a manner acceptable to Buyer.

•	Section 11.8 of the HLV Property PSA shall be amended to incorporate then-current notice information for the Parties, to the extent necessary.

•	Section 11.20 of the HLV Property PSA shall be deleted.

•	Section 11.21 of the HLV Property PSA shall be deleted.

•	Exhibit A of the HLV Property PSA shall be updated to include a description of the Eastside Convention Center Land.

•	Exhibit E of the HLV Property PSA shall be updated to the extent necessary to reflect the then-current standard non-imputation endorsement issued by the Title Company.

•	Exhibit H of the HLV Property PSA shall be deleted.

•	Exhibit I of the HLV Property PSA shall be updated to include a then-current title commitment for the Eastside Convention Center Property issued by the Title Company and accepted by VICI.

•	Exhibit T of the HLV Property PSA shall be deleted.

•	Schedule 7.2(g) of the HLV Property PSA shall be updated to include a then-current list of Litigation.

•	Schedule 7.2(i) of the HLV Property PSA shall be updated to include a then-current list of Leases.

•	Schedule 7.2(j) of the HLV Property PSA shall be updated to include a then-current list of Material Contracts.

•	Schedule 7.2(d) of the HLV Property PSA shall be updated to include a then-current list of Third Party Consents.

EXHIBIT D

HLV Repurchase PSA Modifications

Note: Unless otherwise specified in this Exhibit D, defined terms and section references set forth herein are with respect to the Agreement.

•	The term “Amended and Restated ROFR” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Buyer Guarantor” shall be revised to mean Caesars Resort Collection, LLC, a Delaware limited liability company.

•	The term “Closing Date” set forth in Section 1.1 of the HLV Property PSA shall be the date that is 180 days from the delivery by Owner to VICI of the HLV Repurchase Right Property Package Request, as the same may be (x) adjourned pursuant to and in accordance with the terms and conditions of the HLV Property PSA, and (y) extended for up to 270 days in order to obtain the Requisite Gaming Approvals.

•	The term “Closing Period” set forth in Section 1.1 of the HLV Property PSA shall refer to the period of two (2)-day consecutive calendar days concluding on the Closing Date.

•	The term “Commitment Letter” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Debt Financing” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Debt Financing Sources” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Estoppel Certificates” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Environmental Reports” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Financing Failure Event” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Gaming Equipment” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The terms “Net Lease,” “Net Lease Guarantor” and “Net Lease Guaranty” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto (including, without limitation, Sections 1.1, 6.1(b), 6.2(e), 7.2(q), 7.3(d), 8.1, 8.2, 10.1, 11.18 and Exhibit D) shall be deleted.

•	The terms “Other Land Buyer”, “Other Land Property”, “Other Land PSA” and “Other Land Seller” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto (including, without limitation, Sections 6.4(d), 6.5(c), 9.1, 9.2 and 11.19) shall be deleted.

•	The term “Permitted Exceptions” set forth in Section 1.1 of the HLV Property PSA shall be amended by deleting items (e), (f) and (g) therefrom and inserting in its place the phrase “(e) notwithstanding anything to the contrary contained in this Agreement, any other state of facts or title exceptions appearing on the Title Commitment or otherwise that exist for any reason other than as a result of an act of Seller or any of its predecessor Landlords under the Net Lease in violation of the terms of the Net Lease, but only for the period of time from and after the date of this Agreement.

•	The term “Proposed Merger Transaction” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “Purchase Price” set forth in Section 1.1, and defined in Article 2, of the HLV Property PSA shall refer to the HLV Repurchase Right Purchase Price.

•	The term “Purchaser” set forth in Section 1.1 of the HLV Property PSA shall refer to [ ].

•	The term “Required Renovation Exceptions” set forth in Section 1.1 of the HLV Property PSA shall be modified by including the following phrase at the end of the definition of such term: “, but in each of the foregoing instances, only to the extent the existence of the lien, encumbrance or other matter in question was caused by an act of Seller or any of its predecessor Landlords under the Net Lease in violation of the terms of the Net Lease, but only for the period of time from and after the date of this Agreement.

•	The term “Seller” set forth in Section 1.1 of the HLV Property PSA shall refer to [ ].

•	The term “Seller Guarantor” shall be revised to mean VICI Properties 1 LLC, a Delaware limited liability company.

•	The term “Seller’s Knowledge” set forth in Section 1.1 of the HLV Property PSA shall be modified to reflect individual(s) reasonably acceptable to the Parties to the HLV Repurchase Sale Agreement, to the extent necessary.

•	The term “Tenant’s Title Policy” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The term “VICI REIT” set forth in Section 1.1 of the HLV Property PSA and all references and provisions relating thereto shall be deleted.

•	The seventh sentence of Section 3.1 of the HLV Property PSA shall be amended and restated as follows: “The Closing may be adjourned for up to forty-five (45) days to permit such process to be completed.”

•	Section 4.1 of the HLV Property PSA shall be deleted.

•	Section 5.2(b) of the HLV Property PSA shall be amended by deleting items (iii) and (iv) and renumbering the existing item (v) as a new item (iii).

•	Section 6.1(b) of the HLV Property PSA shall be amended by deleting (i) the phrase “, provided that in no event shall the Closing Date be adjourned beyond December 28, 2017, and in no event will the Closing occur after December 28, 2017” and (ii) the last sentence.

•	Sections 6.2(d), (i), (m), (o) and (s) of the HLV Property PSA shall be deleted.

•	Section 6.3(c) of the HLV Property PSA shall be deleted.

•	A new Section 6.4(g) shall be added as follows: “No Tenant Event of Default or Tenant Default (as such terms are defined in the Agreement) shall exist, no event or circumstance shall exist, which with the passage of time would result in a Tenant Event of Default, and neither Owner (as such term is defined in the Agreement) nor any Affiliate of Owner shall then be in material default of the Put-Call Right Agreement.”

•	A new Section 6.4(h) shall be added as follows: “Buyer and Seller each shall have obtained the Requisite Gaming Approvals, if any.”

•	A new Section 6.5(f) shall be added as follows: “Buyer and Seller each shall have obtained the Requisite Gaming Approvals, if any.”

•	Section 6.5(e) of the HLV Property PSA shall be deleted.

•	Section 6.6 of the HLV Property PSA shall be amended by deleting the last sentence therefrom.

•	Section 7.1(a) of the HLV Property PSA shall be amended by deleting clause (iii) thereof and the proviso to such clause (iii).

•	Sections 7.2(e), (f), (h), (i), (j), (k), (l), (m) and (o) of the HLV Property PSA shall be deleted.

•	Section 7.2(g) of the HLV Property PSA shall be amended and restated as follows: “Litigation. There is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding that is pending, or to Seller’s knowledge threatened in writing, against Seller, New Property Owner or the Membership Interests (other than, in the case of Seller and New Property Owner, claims for personal injury, property damage or worker’s compensation for which Seller’s insurance carrier has not disclaimed liability and in which the amounts claimed do not exceed the applicable insurance policy limits).”

•	Section 8.2 of the HLV Property PSA shall be deleted.

•	Section 8.3 of the HLV Property PSA shall be deleted.

•	Section 8.7 of the HLV Property PSA shall be amended to refer to the terms of any then- current confidentiality agreement or other agreement similar in intent to the Confidentiality Agreement (as such term is defined in the HLV Property PSA).

•	Section 8.8 of the HLV Property PSA shall be deleted.

•	Section 9.1 shall be amended and restated in its entirety as follows: “If Buyer or Seller shall be in breach or default under this Agreement and such breach or default shall continue for five (5) Business Days after notice thereof from the non-breaching party (the “Non-Breaching Party”), then, (x) if Buyer is the Non-Breaching Party, Buyer may seek as its sole and exclusive remedy hereunder, at law, in equity or otherwise, to enforce specific performance of the terms of this Agreement, or (y) if Seller is the Non-Breaching Party, then, as Seller’s sole and exclusive remedy hereunder, at law, in equity or otherwise, Buyer shall pay the amount of $9,000,000.00 to Seller as liquidated damages, and Buyer’s obligation to pay such amount as liquidated damages if and when payable hereunder shall survive the termination of this Agreement.”

•	Section 9.2 of the HLV Property PSA shall be deleted.

•	Section 10.1 of the HLV Property PSA shall be deleted.

•	Section 10.2 of the HLV Property PSA shall be amended by deleting the phrase “and this Agreement is not terminated as permitted pursuant to the terms of Section 10.1” therefrom. Section 10.3 of the HLV Property PSA shall be deleted.

•	Section 11.1 of the HLV Property PSA shall be modified by deleting the phrase “VICI” and inserting in its place the phrase “CEC”.

•	Section 11.8 of the HLV Property PSA shall be amended to incorporate then-current notice information for the Parties, to the extent necessary.

•	Section 11.17 of the HLV Property PSA shall be deleted.

•	Section 11.18 of the HLV Property PSA shall be deleted.

•	Section 11.20 of the HLV Property PSA shall be deleted.

•	Section 11.21 of the HLV Property PSA shall be deleted.

•	Exhibits B, C, D, H, P, T and U of the HLV Property PSA shall be deleted.

•	Exhibit E of the HLV Property PSA shall be updated to the extent necessary to reflect the then-current standard non-imputation endorsement issued by the Title Company.

•	Exhibit I of the HLV Property PSA shall be updated to include a then-current title commitment for the Eastside Convention Center Property issued by the Title Company and accepted by VICI.

•	Schedule 7.2(d) of the HLV Property PSA shall be updated to include a then-current list of Third Party Consents.

•	Schedule 7.2(g) of the HLV Property PSA shall be updated to include a then-current list of Litigation.

•	Schedule 7.2(i) of the HLV Property PSA shall be updated to include a then-current list of Leases.

•	Schedule 7.2(j) of the HLV Property PSA shall be updated to include a then-current list of Material Contracts.